EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of The Stanley Works, a Connecticut corporation (the ‘‘Corporation’’), hereby severally constitute Bruce H. Beatt and Kathryn P. Sherer our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 29, 2007 of the Corporation filed herewith (the ‘‘Form 10-K’’), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

SIGNATURE	TITLE	DATE

/s/ John F. Lundgren	Chairman, Chief	February 20, 2008
John F. Lundgren	Executive Officer
and Director

/s/ John G. Breen	Director	February 20, 2008
John G. Breen

/s/ Stillman B. Brown	Director	February 20, 2008
Stillman B. Brown

/s/ Carlos M. Cardoso	Director	February 20, 2008
Carlos M. Cardoso

/s/ Virgis W. Colbert	Director	February 20, 2008
Virgis W. Colbert

/s/ Robert B. Coutts	Director	February 20, 2008
Robert B. Coutts

/s/ Emmanuel A. Kampouris	Director	February 20, 2008
Emmanuel A. Kampouris

/s/ Eileen S. Kraus	Director	February 20, 2008
Eileen S. Kraus

/s/ Kathryn D. Wriston	Director	February 20, 2008
Kathryn D. Wriston

/s/ Lawrence A. Zimmerman	Director	February 20, 2008
Lawrence A. Zimmerman